Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2009 Stock Option and Restricted Stock Plan of Urban One, Inc. of our report dated March 14, 2016, with respect to the consolidated financial statements and schedule of Urban One, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Tysons, Virginia
January 04, 2018